   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2000
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            COMPUCREDIT CORPORATION

             (Exact name of registrant as specified in its charter)

           GEORGIA                          6141                    58-2336689
 (State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
     of incorporation or        Classification Code Number)   Identification Number)
        organization)

                          ONE RAVINIA DRIVE, SUITE 500
                             ATLANTA, GEORGIA 30346
                                 (770) 206-6200

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                                BRETT M. SAMSKY
                            CHIEF FINANCIAL OFFICER
                            COMPUCREDIT CORPORATION
                          ONE RAVINIA DRIVE, SUITE 500
                             ATLANTA, GEORGIA 30346
                                 (770) 206-6200

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

     Daniel T. Falstad, Esq.                               David S. Katz, Esq.
     Robert K. Harris, Esq.                         Orrick, Herrington & Sutcliffe LLP
      Troutman Sanders LLP                                 3050 K Street, N.W.
Bank of America Plaza, Suite 5200                         Washington, D.C. 20007
   600 Peachtree Street, N.E.                           Telephone: (202) 339-8497
   Atlanta, Georgia 30308-2216                          Facsimile: (202) 339-8500
    Telephone: (404) 885-3000
    Facsimile: (404) 962-6554

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ (File No. 333-94855)

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
       SECURITIES TO BE REGISTERED           BE REGISTERED(1)        PER UNIT(2)       OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, no par value per share......        690,000              $33.22             $22,921,800           $6,051.36

(1) Includes 90,000 shares which the Underwriters have the option to purchase to cover over-allotments of shares. See "Underwriting."
(2) Estimated solely for the purpose of calculating the amount of the Registration Fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon the average high and low sales prices on February 15, 2000 as reported on the Nasdaq National Market.

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
            INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON
                         FORM S-1 (FILE NO. 333-94855)

    CompuCredit Corporation (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-94855) declared effective February 15, 2000 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission as exhibits thereto.

                                 CERTIFICATION

    The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account as soon as practicable (but no later than the close of business on February 16, 2000), (ii) it will not revoke such instructions,
(iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by the bank during regular business hours on February 16, 2000.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 15, 2000.

                                          COMPUCREDIT CORPORATION

                                          By: /s/ DAVID G. HANNA
--------------------------------------------------------------------------------
                                              David G. Hanna
                                              President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David G. Hanna and Brett M. Samsky, and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement, has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                              TITLE                        DATE
                  ---------                              -----                        ----
             /s/ DAVID G. HANNA                President and Chairman of
    ------------------------------------         the Board (Principal          February 15, 2000
               David G. Hanna                    Executive Officer)

             /s/ BRETT M. SAMSKY               Chief Financial Officer
    ------------------------------------         (Principal Financial          February 15, 2000
               Brett M. Samsky                   Officer)

            /s/ ASHLEY L. JOHNSON              Treasurer and Controller
    ------------------------------------         (Principal Accounting         February 15, 2000
              Ashley L. Johnson                  Officer)

           /s/ RICHARD W. GILBERT
    ------------------------------------       Director                        February 15, 2000
             Richard W. Gilbert

                  SIGNATURE                              TITLE                        DATE
                  ---------                              -----                        ----
           /s/ FRANK J. HANNA, III
    ------------------------------------       Director                        February 15, 2000
             Frank J. Hanna, III

          /s/ RICHARD E. HUDDLESTON
    ------------------------------------       Director                        February 15, 2000
            Richard E. Huddleston

    ------------------------------------       Director
            Gail Coutcher Hughes

           /s/ JAMES P. KELLY, III
    ------------------------------------       Director                        February 15, 2000
             James P. Kelly, III

    ------------------------------------       Director
              Mack F. Mattingly

    ------------------------------------       Director
            Thomas G. Rosencrants

EXHIBIT INDEX

     EXHIBIT NO.                                DESCRIPTION
     -----------                                -----------
       5.1              Legal opinion of Troutman Sanders LLP regarding legality of securities being registered.
      23.1              Consent of Ernst & Young LLP.
      23.2              Consent of Troutman Sanders LLP (included in Exhibit 5.1).